SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ATLAS CAPITAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS

TO ALL STOCKHOLDERS OF ATLAS CAPITAL HOLDINGS, INC.

This information statement is being furnished in connection with action taken by shareholders holding a majority of the voting power of our company. On April 13, 2011, shareholders owning 15,075,000 shares, or approximately 54% of the total outstanding shares on such date, agreed to acquire all of the outstanding common stock of Clean Energy Pathways, Inc. a company whose shares are listed on the OTC Markets under the symbol CPWY and change the name of the company to Clean Energy Pathways, Inc. The acquisition will be accomplished by both companies entering into a shares exchange agreement under which the Company will issue two shares of its common stock for every one share of stock of Clean Energy Pathways that is held by its shareholders on the record date established by both companies upon the execution of the share exchange agreement.

There will not be a meeting of shareholders and none is required under Nevada Statutes. Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at an annual or a special meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power as determined on the record date.

This information statement is first being mailed on or about April 29, 2011, to the holders of our outstanding common stock as of April 13, 2011 the record date the shareholder written consent was signed and delivered to us. At April 13, 2011, we had 27,974,000 shares of our common stock outstanding. Holders of the common stock are entitled to cast one vote for each share of common stock then registered in such holder's name.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

This Information Statement, which describes the above corporate actions in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations prescribed there under. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company. The Company will file a Certificate of Amendment to its Articles of Incorporation with the Florida Secretary of State to effect the amendment to the Company’s Articles of Incorporation.

April 18, 2011	By Order of the Board of Directors

/s/ Christopher K. Davies
Chief Executive Officer and Sole Director

GENERAL INFORMATION

This Information Statement is first being mailed on or about April 29, 2011, to the holders of record of the outstanding common stock, $.001 par value per share (the “Common Stock”) of Atlas Capital Holdings, Inc., a Nevada corporation (the “Company”), as of the close of business on April 13, 2011 (the “Record Date”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated April 13, 2011 (the “Written Consent”) of shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Shareholders”). Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Atlas Capital Holding, Inc.

This Information Statement is being first mailed on or about April 29, 2011, to shareholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY SHAREHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

REQUIRED VOTE OF CONSENTING STOCKHOLDERS

On April 13, 2011, shareholders owning 15,075,000 shares, or approximately 54% of the total outstanding shares on such date, agreed to acquire all of the common stock of Clean Energy Pathways, Inc. a company whose shares are listed on the OTC Markets under the symbol CPWY and to change the name of the Company to Clean Energy Pathways, Inc. The acquisition will be accomplished by both companies entering into a shares exchange agreement under which the Company will issue two shares of its common stock for every one share of stock of Clean Energy Pathways that is held by its shareholders on the record date established by both companies upon the execution of the share exchange agreement.

.  The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the acquisition and the name change under Nevada corporate statutes. Management has obtained this approval through the written consent of shareholders owning a majority of the voting control of our company. Thus, a meeting to approve the acquisition and the name change is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

Accordingly, the Company has obtained all necessary approvals in connection with the acquisition and the name change. The Company is not seeking written consent from any other shareholders, and the other shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by written consent and giving shareholders notice of such actions taken as required by the Exchange Act.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital currently consists of 900,000,000 shares of Common Stock. Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of the Company’s Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

At the close of business on the Record Date, the Company had 27,974,000 shares of Common Stock issued and outstanding. Upon the effectiveness of the increase the Company will be authorized to issue 900,000,000 shares of its common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 18, 2011 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of
Atlas Capital Holdings, Inc.
2234 N. Federal Highway, Suite 330
Boca Raton, Florida 33431

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock
Christopher Davies	15,075,000	54%
Duncan Farmer	600,000	2%
Officers and Directors as a Group (2 persons)	15,675,000	56%

1)
Unless otherwise indicated, this column reflects amounts as to which the beneficial owner has sole voting power and sole investment power. The information set forth in this table is derived from filings made by the named persons under Section 13 and/or Section 16 of the Exchange Act and from information otherwise provided to the Company and filed with the Securities and Exchange Commission.

We are seeking potential business acquisitions or opportunities. It is likely that such a transaction would result in a change of control of the Company, by virtue of issuing a controlling number of shares in the transaction, change of management, or otherwise.

We have no compensation plan under which our equity securities are authorized for issuance.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers will manage our business. The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each, as of April 18, 2011. The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director will serve until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position
Christopher Davies	42	CEO and Director

Duncan Farmer	63	Vice-President and Director

Christopher K. Davies has been the Chairman, CEO and President since the founding of Atlas Capital Partners, LLC in August 2008 which was later merged with Micro Mammoth Solutions, Inc. in January 2010. Upon the merger of Atlas Capital Partners, LLC and Micro Mammoth Solutions. Mr. Davies was the majority shareholder and the sole Director of the Company and have served as the Chairman, CEO and President of the Company since the merger in January, 2010. Mr. Christopher K. Davies currently devotes the majority of his time (approximately 99% of it) to managing the operations of the Company. Mr. Davies professional career spans in excess of 20 years in the finance and securities arena.

Prior to establishing Atlas Capital Partners in August 2008, Mr. Davies served as the Senior Managing Attorney and Assistant Corporate Secretary for Office Depot, Inc., a New York Stock Exchange listed Company. He began working at Office Depot in May of 2006 and continued working at Office Depot until February 2010. While at Office Depot Mr. Davies has led Office Depot’s corporate finance and securities transactions and compliance activities. He also has been responsible for developing and structuring the company’s investments and financing opportunities in the U.S and overseas. In addition, Mr. Davies has served as Office Depot’s lead attorney for all of the company’s mergers and acquisitions in the U.S. and Canada.

Prior to joining Office Depot in May 2006, Mr. Davies represented some of the largest companies and financial institutions in the U.S and overseas at the law firm of Kirkpatrick & Lockhart, Nicholson, Graham where he worked in the Firm’s corporate and securities practice group from April, 2004 to May 2006. Mr. Davies received his J.D. from the University of Notre Dame Law School and his undergraduate degree from Southern Illinois University at Carbondale.

Mr. Duncan Farmer is the Secretary and Legal Counsel for Atlas Capital Holdings, Inc. Mr. Farmer continues to work in his private practice, and has practiced law for more than 37 years. Mr. Farmer graduated Duke University School of Law, with his Juris Doctorate Degree in 1973 and completed his undergraduate studies at Catholic University of America, where he graduated Magna cum Laude, Phi Beta Kappa in 1970. In addition to his private practice work, encompassing a broad range of legal areas, which include litigation, antitrust, securities, mergers and acquisitions and finance law. Mr. Farmer has governmental experience with the Federal Trade Commission and legal staff experience at General Motors Corporation. He has counseled the Board of Directors of both publicly held and privately held companies. Mr. Farmer is a member of the New Hampshire Bar, the Florida Bar and the New York Bar. He is admitted before the United States Supreme Court and in the United States Courts of Appeal and the District Courts. He has been a partner in the law firm of Burger, Farmer & Cohen, LLC from 2004 through 2007, and Of Counsel to the law firm of McDonald Hopkins LLC from 2007 through 2009. He is the principal of Duncan J. Farmer Esq. LLC.

Certain Relationships and Related Party Transactions

None

Family Relationships

None.

EXECUTIVE COMPENSATION

Executive Compensation

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Directors’ Compensation

The Company’s directors currently serve without cash compensation.

Involvement in Certain Legal Proceedings.

During the past ten years, none of the following have occurred regarding any of our officers or directors, person snominated to become a director, executive officer, promoter or control person of the Company:

1. Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. Being found by a court of competent jurisdiction (in a civil action) , the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires "insiders," including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from reporting persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during 2010.

AGREEMENT FOR EXCHANGE OF COMMON STOCK BETWEEN THE COMPANY AND CLEAN
ENERGY PATHWAYS SHAREHOLDERS

Purpose of the Acquisition

The acquisition of Clean Energy Pathways and its assets and operations is designed to enhance the current corporation and its operation and therefore develop shareholder value. Clean Energy is currently in the business of producing biomass fuel, conducts energy efficiency audits and retrofitting and develops solar power facilities. The effect of this acquisition will be that the Company will own all of the assets and operations of Clean Energy Pathways.

Benefits

Clean Energy will bring to the Company the following :

An increased shareholder base

An increased management team

More total net assets and operations

Additional revenue streams

Sales and marketing personnel

History of Clean Energy Pathways

Clean Energy Pathways was incorporated in Nevada on April 7, 2000 under the name KoreaStation Corporation. Effective May 30, 2000, Envira Minerals, Inc. (an Arizona Corporation) was merged into the Company. Effective January 3, 2001, the Company changed its name from KoreaStation Corporation to E4 World Corporation. From fiscal year 2000 through July 13, 2006, the Company was a development stage company with limited assets and limited operations. The Company, however, was never a shell corporation. Effective July 13, 2006, through a Stock Purchase Agreement and Share Exchange, the Company acquired all of the outstanding shares of XcelPlus Global Holdings, Inc. (a separate corporation incorporated in Nevada in February 2006), which became a wholly owned subsidiary of the Company. Effective July 27, 2006, the Company changed its name from E4 World Corporation to XcelPlus Global Holdings, Inc. During this time, the Company continued as a development stage company. Effective August 26, 2010, XcelPlus Global Holdings, Inc., changed its name to Clean Energy Pathways, Inc.

Business Overview of Clean Energy Pathways

The Company has three divisions focused on (1) bio-fuels, (2) energy efficiency and retrofits, and (3) solar and other renewable energy development projects and sales. In addition, the Company purchased Sunfield Solar, a solar hot water company in 2010. It is anticipated that this market will grow due to the constant rise in gas and electricity prices and the trend toward becoming more energy independent. Our plan is to capitalize on the consistent and projected growth in the renewable energy market and position the Company for growth as we continue to take advantage of opportunities and build our customer base in the renewable energy space.

Effect of the Share Exchange Agreement

While it is expected that the effects of the acquisition will be positive in terms of an increase upon the Company’s cash flow, and new revenue streams for consolidation with the Company, there can be no assurance that positive effects will be ongoing.

The possibility exists that the Company could encounter difficulties in many phases of its expanded growth, such as obtaining financing, or obtaining enough financing for its overall plans, and there can be no assurance that the acquisition alone will achieve the desired results discussed and or outlined or summated herein.

Dilutive Impact

Clean Energy Pathways currently has 103,579,162 shares outstanding. When we issue two shares of the Company’s common stock for every one share of Clean Energy Pathway’s common stock that is outstanding we would issue double the number of shares that Clean Energy Pathways then has outstanding. If issued today we would issue 207,158,324 shares of the Company’s common stock. In addition, we have 27,974,000 shares of stock currently outstanding. Which means that if we effectuated the shares exchange today the total outstanding after the share exchange could be approximately 235,132,324.

The name of the Company will be changed to Clean Energy Pathways, Inc. In addition the CEO of the company will be J. Michael Parsons, who is currently the CEO of Clean Energy Pathways.

Announcement of Share Exchange Agreement on a Form 8-K

Upon the execution of the Share Exchange Agreement by the Company and Clean Energy Pathways the Company will file the complete Share Exchange Agreement on an 8K.

The consent from our majority shareholders provides the necessary corporate authorization under Nevada law to enable the filing and effectiveness of such an increase.

Under Nevada law, our shareholders are not entitled to appraisal rights with respect to the increase in our authorized.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future SEC filings.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

By Order of the Board of Directors and the Majority of Shareholders

/s/ Christopher K. Davies, CEO

April 18, 2011